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                                                                   EXHIBIT 10.29


                                    AGREEMENT

         This Agreement, dated as of October 2, 1999 is made by and between Focus Affiliates, Inc., which was formerly known as Intellicell Corp. ("Focus"), Cellular Specialists ("CS") and Bob Neman with reference to the following facts:

         A. Focus has sold merchandise to Cellular Specialists ("CS") for which Focus asserts that there is an unpaid balance owing to Focus of $109,320 (the "CS Unpaid Balance") and that CS is delinquent in paying the CS Unpaid Balance.

         B. On October 31, 1996, Focus granted Bob Neman an option to purchase 35,000 shares of Focus common stock at $5.00 per share (the "Bob Neman Options") pursuant to a Non-Qualified Stock Option Agreement dated as of October 31, 1996, and none of the Bob Neman Options have been exercised to date.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties to this Agreement hereby agree as follows:

         1. Discharge of CS Unpaid Balance. CS and Bob Neman shall have no obligation to pay any amounts to Focus for the CS Unpaid Balance, which will be assigned in full to Ben Neman pursuant to this Agreement. Bob Neman and CS hereby release and discharge Focus and its officers, directors, shareholders, attorneys and other representatives from and against any claims or damages that they may have in connection with their purchase of merchandise from or sale of merchandise to Intellicell.

         2. Stock Options. Bob Neman and Focus hereby acknowledge and agree that the Bob Neman Options are being cancelled.

         3. Representations and Warranties.

            (a) Independent Legal Advice. Each party to this Agreement represents, warrants and agrees that he or it has received independent legal advice from his or its attorneys with respect to the advisability of executing this Agreement.

            (b) No Other Representation. Each party to this Agreement represents, warrants and agrees that, in executing this Agreement, he or it has relied solely on the statements expressly set forth within this Agreement. Each party to this Agreement further represents, warrants and agrees that, in executing this Agreement, he or it has placed no reliance whatsoever on any statement, representation or promise of any other party, or any other person or entity, that is not expressly set forth within this Agreement, or upon the failure of any other party, or any other person or entity, to make any statement, representation or disclosure of anything whatsoever.

            (c) Authority. Each party to this Agreement represents, warrants and agrees that he or it has the full right, power and authority to execute this Agreement and that the person




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executing this Agreement on his or its behalf has the full right, power and authority to commit and to bind that party fully to the terms of this Agreement.

         4. General.

            (a) California Law Governs. This Agreement shall be constructed and enforced in accordance with, and governed by, the internal, substantive laws of the State of California. Any lawsuits filed to enforce any provisions of this Agreement by any party hereto shall be filed in the Superior Court for the State of California, County of Los Angeles.

            (b) Litigation Fees. The prevailing party in any litigation with respect to this Agreement will be entitled to recover his or its reasonable attorneys fees and costs.

            (c) No Presumption From Drafting. This Agreement has been negotiated at arm's length between persons knowledgeable in the matters set forth within this Agreement. Accordingly, given that all parties have had the opportunity to draft, review and or edit the language of this Agreement, no presumption for or against any party arising out of drafting all or any part of this Agreement will be applied in any action relating to, connected with or involving this Agreement. In particular, any rule of law, including, but not limited to,
Section 1654 of the California Civil Code Section, or any other statutes, legal decisions, or common law principles of similar effect, that would require interpretation of any ambiguities in this Agreement against the party that has drafted it, is of no application and is hereby expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intentions of the parties.

         IN WITNESS WHEREOF, the parties to this Agreement have approved and executed this Agreement as of the date set forth above.

                                          FOCUS AFFILIATES, INC.


                                          By: /s/ David Kane
                                             -----------------------------------
                                          Its: Chief Financial Officer
                                              ----------------------------------

                                          CELLULAR SPECIALISTS


                                          By: /s/ Bob Neman
                                             -----------------------------------
                                          Its: CEO, PRS
                                              ----------------------------------


                                          /s/ Bob Neman
                                          --------------------------------------
                                          Bob Neman